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                                                                  EXHIBIT 10.22

                          DALE T. BERKBIGLER, M.D.

                        WAIVER AND RELEASE OF CLAIMS


   This WAIVER AND RELEASE OF CLAIMS (this "Release") is made and entered into by and between Foundation Health Systems, Inc. and it affiliates and subsidiaries (hereinafter referred to as the "Company") and Dale T. Berkbigler, M.D. (hereinafter referred to as the "Employee").

   WHEREAS, the Company and Employee are entering into this Release as a condition to Employee's receipt of severance pay and certain other payments and benefits described below upon his termination of employment with the Company.

   NOW, THEREFORE, the Company and Employee agree as follows:

1. Employee's employment with the Company shall terminate as of the close of business on June 30, 1999 (the "Termination Date"). Upon termination of employment, Employee shall not represent to anyone that he is an employee of the Company and shall not say or do anything purporting to bind the Company.

2. The Company shall provide Employee (or, if applicable, his beneficiaries or estate) the following payments and benefits:

       a. Upon Employee's acceptance of the terms set forth herein as evidenced by Employee's signature set forth below and upon the expiration of any revocation period, Employee will receive $1,438,900 as a one-time lump sum payment (which represents the present value of payments of base salary at the rate in effect immediately prior to the Termination Date for a period of thirty-six (36) months after the Termination Date (the "Severance Period"), as adjusted prior to the Termination Date to include the 7% increase waived by Employee in 1997 and as adjusted during the Severance Period to include the 7% annual increases provided for in Employee's Employment Agreement dated August 28, 1993, as amended on April 27, 1994 (the "Employment Agreement"), and assuming a discount rate equal to 120% of the March 1999 short term Applicable Federal Rate of 5.62%) and continuation of all medical, health, disability, life and accident insurance maintained for Employee's benefit immediately prior to the date of Employee's termination (such insurance collectively, "Benefits") for a period of three (3) years from the Termination Date, subject to all applicable tax withholdings.

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims

       b. Upon Employee's acceptance of the terms set forth herein as evidenced by Employee's signature set forth below and upon the expiration of any revocation period, Employee will also receive Supplemental Benefit payments under the Company's Supplemental Executive Retirement Plan ("SERP") based upon the form of Supplemental Benefit selected by Employee under the SERP. The parties hereby agree that the calculation of Employee's Supplemental Benefit payments under the SERP shall be based upon a termination date of March 31, 1999 and the Company agrees to credit Employee with additional service (solely for purposes of the SERP) in order to provide Employee with fifteen
       (15) years of service for purposes of such SERP. The parties hereby further agree to and approve of the calculation of Employee's Supplemental Benefit payments under the SERP, and the methodology used to make such calculations, as set forth in the attached correspondence, assuming a single life annuity as the form of Supplemental Benefit under the SERP, in which event Employee would receive $93,508 per year if Employee elects to receive such Supplemental Benefit payments beginning at age 62 or $54,235 per year if Employee elects to receive such Supplemental Benefit payments beginning at age 55. In the event Employee selects a form of Supplemental Benefit other than a single life annuity contemplated by the attached calculations, such calculations shall be adjusted as appropriate using the same methodology utilized in calculating the Supplemental Benefit payments in the attached correspondence.

       c. Employee agrees that $99,404.26 less required payroll taxes and other applicable deductions is the total amount of earned and unused vacation/paid-time-off ("PTO") owing to Employee as of the Termination Date, and Employee acknowledges that upon receipt of such amount no further PTO benefits will accrue after such date provided that in the event any PTO has been used by Employee after January 31, 1999, then such amount shall be appropriately adjusted downward. In addition, the Company shall promptly reimburse Employee for all outstanding business expenses appropriately incurred by Employee up to and including the Termination Date in accordance with Company policy and Employee shall be entitled to all of his 401(k) Plan account balance and all of his account balance under the Company's prior Supplemental Executive Retirement Plan pursuant to the applicable plan documents.

       d. Employee's participation in all Company employee benefit plans as an active employee shall cease on the Termination Date, and Employee shall not be eligible to make contributions to or to receive allocations under the Foundation Health Systems, Inc. 401(k) Associate Savings Plan, to purchase shares of Company stock under the Foundation Health Systems, Inc. Employee Stock Purchase Plan or to make any deferrals pursuant to any deferred compensation plan of the Company after the Termination Date.

       e. All stock options held by Employee as of the Termination Date that are

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims


       currently exercisable (i.e., options to purchase 58,333 shares at $32.50 per share, 92,000 shares at $35.25 per share and 25,000 shares at $27.875 per share) shall remain exercisable by Employee (or in the event of his death, his beneficiary) until May 31, 2001. All stock options that are not yet exercisable as of the Termination Date shall lapse and be canceled automatically without any further action as of the Termination Date. It is agreed and acknowledged that the stock option granted to the Employee by the Company on December 4, 1998 covering 200,000 shares of Class A Common Stock of the Company has been canceled for failure of certain conditions subsequent to occur and is therefore null and void.

       f. Employee shall be entitled to purchase the laptop computer used by Employee in the course of his employment at a purchase price equal to the depreciated book value (as reflected on the Company's books and records) of such computer.

4. In partial consideration of the Company providing Employee those payments and benefits set forth in Section 3 above, and as a condition to receive such payments and benefits, Employee freely and voluntarily enters into this Release and by signing this Release, Employee, on his own behalf and on behalf of his heirs, beneficiaries, successors, representatives, trustees, administrators and assigns, hereby waives and releases the Company, and each of its past, present and future officers, directors, shareholders, employees, consultants, accountants, attorneys, agents, managers, insurers, sureties, parent and sister corporations, divisions, subsidiary corporations and entities, partners, joint venturers, affiliates, beneficiaries, successors, representatives and assigns, from any and all claims, demands, damages, debts, liabilities, controversies, obligations, actions or causes of action of any nature whatsoever, whether based on tort, statute, contract, indemnity, rescission or any other theory or recovery, including but not limited to claims arising under federal, state or local laws prohibiting discrimination in employment, including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1870, as amended, claims of disability discrimination under the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended ("ADEA"), the Worker Adjustment and Retraining Notification Act ("WARN"), the California Fair Employment and Housing Act, the California Labor Code and the California Constitution (all as amended) or claims growing out of any legal restrictions on the Company's right to terminate its employees and whether for compensatory, punitive, equitable or other relief, whether known, unknown, suspected or unsuspected, against the Company, including without limitation claims which may have arisen or may in the future arise in connection with any event which occurred on or before the date of Employee's execution of this Release. The provisions in this paragraph are not intended to prohibit Employee from filing a claim for unemployment insurance. Furthermore, it is expressly agreed that such payments shall fully and finally release the Company from all obligations it may have under the Employment Agreement. It is also expressly agreed that the obligations of the Company to Employee under the Indemnification Agreement dated August 10, 1996 for acts or omissions of Employee as a director, officer or employee of the Company or its

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims


   affiliates prior to the Termination Date shall be unaffected by this Release or the payments hereunder and shall continue in full force and effect in accordance with the terms thereof.

5. Except for the rights and obligations of the parties set forth herein, the Company, on its own behalf and on behalf of its affiliates, and its and their officers and directors, agents, employees, successors and assigns, hereby waives and releases Employee and each of his attorneys, agents, employees, successors, heirs, beneficiaries and assigns, from any and all claims, demands, damages, debts, liabilities, controversies, obligations, actions or causes of action of any nature whatsoever, whether based on tort, statute, contract, indemnity, rescission or any other theory or recovery, and whether for compensatory, punitive, equitable or other relief, whether known, unknown, suspected or unsuspected, against Employee, including without limitation claims which may have arisen or may in the future arise in connection with any event which occurred on or before the date of the Company's execution of this Release. Notwithstanding the generality of the foregoing, nothing contained herein shall release Employee from any claim relating to the breach by Employee of any confidentiality agreements with the Company or any affiliate of the Company, or the obligations set forth herein.

6. Employee expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight or error, been omitted from the terms of this Release. Employee makes this waiver with full knowledge of his rights and with specific intent to release both his known and unknown claims, and therefore specifically waives the provisions of Section 1542 of the Civil Code of California or other similar provisions of any other applicable law, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

   Employee understands and acknowledges the significance and consequence of this Release and of such specific waiver of Section 1542, and expressly agrees that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations and causes of action herein above specified.

7. Employee shall not initiate or cause to be initiated against the Company any compliance review, suit, action, investigation or proceeding of any kind, or voluntarily participate in same, individually or as a representative, witness or member of a class, under contract, law or regulation, federal, state or local, pertaining to any matter related to his employment with the Company, unless Employee first cooperates in making his allegations known to the Company for the Company to take corrective action at a time and place designated by the Company. Employee represents that he has not, to date,

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims


    initiated (or caused to be initiated) any such review, suit, action, investigation or proceeding. In addition, Employee shall, without further compensation, cooperate with the Company in defending or investigating any claim in respect of which Employee is entitled to indemnification by the Company or any other claim against the Company arising in whole or in part during Employee's employment with the Company and its predecessors or affiliates for which the Company requests Employee's assistance, which cooperation shall include, but not be limited to, providing testimony and assisting in information and document gathering efforts. In this connection, it is agreed that the Company will use its reasonable best efforts to assure that any request for such cooperation will not unduly interfere with Employee's other material business, personal obligations or commitments and the Company will pay all reasonable expenses incurred by Employee in providing such cooperation.

8. Employee agrees he shall return to the Company immediately upon termination of employment any building key(s), security passes or other access or identification cards and any Company property in his possession, including but not limited to any documents, credit cards, computer equipment, mobile phones or data files unless otherwise expressly set forth in this Release. Employee agrees to submit all expense accounts and to pay promptly the outstanding balance on each corporate credit card that the Company previously issued to Employee.

9. Except with respect to consulting services that may be provided to the Company at the Company's request (in accordance with the procedure set forth below), Employee shall not, without the Company's written consent by an authorized representative, at any time prior or subsequent to the execution of this Release, disclose, use, remove or copy any confidential, trade secret or proprietary information he acquired during the course of his employment by the Company, including without limitation, any technical, actuarial, economic, financial, procurement, provider, customer, underwriting, contractual, managerial, marketing or other information of any type that has economic value in the business in which the Company is engaged, but not including any previously published information or other information generally in the public domain. It is agreed that any and all consulting services provided by Employee to the Company or any of its Subsidiaries or affiliates and all terms and conditions thereof (including but not limited to all payment and scope of work provisions) will be subject to the prior written approval of the Senior Vice President, General Counsel and Secretary of the Company or his designee. It is expressly agreed that the effectiveness of any existing, proposed future or contemplated consulting arrangement or agreement will be expressly subject to the foregoing prior approval procedure.

10. In addition to any other part or term of this Release, Employee agrees that he shall not, for a period of one (1) year from the date of this Agreement, regardless of the reason for Employee's termination of employment, on his own behalf or on behalf of any other person, either directly or indirectly: 1) make known to any person, firm, corporation or other entity of any type, the names and addresses of any of the Company's customers,

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims


    enrollees or providers or any other information pertaining to any of them which is not available in previously published information or other information generally in the public domain; or 2) disrupt, solicit or influence or attempt to solicit, disrupt or influence any of the Company's customers, employees, providers, vendors, agents or independent contractors with whom Employee became acquainted during the course of employment or service with the Company for the purpose of terminating such a person's or entity's relationship with the Company. Notwithstanding anything herein to the contrary, Employee may give oral and written recommendations of former employees of the Company in connection with such employees' employment efforts and such action will not be deemed a breach of this Section 10.

11. Any developments or discoveries by Employee during the course of his employment with the Company through the date of execution of this Release or at any time while serving the Company under a consulting agreement, resulting in patents, lists of customers, trade secrets, specialized know-how or other intellectual property useful in the then current business of the Company shall be for the sole benefit of the Company.

12. Nothing contained herein shall be construed as an admission of any wrongful act, including but not limited to violation of any contract, express or implied, or any federal, state or local employment laws or regulations, and nothing contained herein shall be used for any purpose except in proceedings related to the enforcement of this Release.

13. If any part or term of this Release is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other part or term of this Release. It is hereby further agreed that if any court of competent jurisdiction shall determine that the restrictions imposed in this Release are unreasonable (including, but not limited to, the definition of Competitive Activity or the time period during which a provision of this Release is applicable), the parties hereto hereby agree to any restrictions that such court would find to be reasonable under the circumstances.

14. Employee acknowledges that he has had an opportunity to consult and be represented by counsel of Employee's choosing in the review of this Release, and that he has been advised by the Company to do so, that the Employee is fully aware of the contents of this Release and of its legal effect, that the preceding paragraphs recite the sole consideration for this Release, and that Employee enters into this Release freely, without coercion, and based on the Employee's own judgment and not in reliance upon any representation or promise made by the other party, other than those contained herein. There may be no modification of the terms of this Release except in writing signed by the parties hereto.

15. Employee agrees and acknowledges that this Release recites all payments and benefits Employee is entitled to receive hereunder and under the Employment Agreement, and that no other payments or benefits will be asserted or requested by Employee.

16. This Release shall be construed and governed by the laws of the State of California.

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Dale T. Berkbigler, M.D.
Waiver and Release of Claims


    EMPLOYEE ACKNOWLEDGES BY SIGNING BELOW that (i) Employee has not relied upon any representations, written or oral, not set forth in this Release;
(ii) at the time Employee was given this Release Employee was informed in writing by the Company that (a) Employee had at least 21 days in which to consider whether Employee would sign the Release and (b) Employee should consult with an attorney before signing the Release; and (iii) Employee had an opportunity to consult with an attorney and either had such consultations or has freely decided to sign this Release without consulting an attorney.

    Employee further acknowledges that he may revoke acceptance of this Release by delivering a letter of revocation within seven (7) days after the date set forth below addressed to: FHS Corporate Legal Department, 21650 Oxnard Street, Woodland Hills, CA, 91367.

    Finally, Employee acknowledges that he understands that this Release shall not become effective until the eighth (8th) day following his signing this Release and that if Employee does not revoke his acceptance of the terms of this Release within the seven (7) day period following the date on which Employee signs this Release, then this Release shall be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the dates set forth below.



Employee                                    Foundation Health Systems, Inc.

By: /s/ Dale T. Berkbigler                  By: /s/ B. Curtis Westen
   --------------------------------             -------------------------------
   Name: Dale T. Berkbigler, M.D.               Name:  B. Curtis Westen, Esq.
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary

Dated:  6/30/99                             Dated:    6/30/99
     -------------------------------             ------------------------------